UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

MCEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

McEwen Mining, a Colorado corporation (the “Company”), previously reported on its Current Report on Form 8-K filed on October 31, 2012 (the “Initial Form 8-K”) that the Company McEwen Mining — Minera Andes Acquisition Corp., the Company’s Canadian subsidiary (“Canadian Exchange Co.”), and Mr. Robert R. McEwen, the Company’s Chairman and Chief Owner (“Mr. McEwen”), entered into a backstop agreement, dated October 26, 2012 (the “Original Backstop Agreement”).  At the request of the New York Stock Exchange, the Company, Canadian Exchange Co. and Mr. McEwen have entered into the Amendment No. 1 to the Backstop Agreement, dated November 12, 2012 (the “Amendment No. 1 to the Backstop Agreement”) to remove the expense reimbursement provided to Mr. McEwen by the Company and Canadian Exchange Co. under the Original Backstop Agreement.

Item 1.01              Entry into a Material Definitive Agreement.

As previously reported by the Company on the Initial Form 8-K, the Company, Canadian Exchange Co. and Mr. McEwen entered into the Original Backstop Agreement in connection with the previously announced $60.40 million transferrable rights offerings of the Company and Canadian Exchange Co.  At the request of the New York Stock Exchange, the Company, Canadian Exchange Co. and Mr. McEwen have entered into the Amendment No. 1 to the Backstop Agreement to remove the expense reimbursement provided to Mr. McEwen by the Company and Canadian Exchange Co. under the Original Backstop Agreement.

The foregoing description of the Amendment No. 1 to the Backstop Agreement is qualified in its entirety by reference to the Amendment No. 1 to the Backstop Agreement, a copy of which is attached as Exhibit 1.01 to this Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCEWEN MINING INC.

Date: November 13, 2012	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

1.01	Amendment No. 1 to the Backstop Agreement, dated November 12, 2012.